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                                          FOR IMMEDIATE RELEASE

CONTACT:

Richard Soloway, President                Stephen D. Axelrod, CFA
Kevin S. Buchel, Senior VP                Andria Arena (Media)
NAPCO SECURITY SYSTEMS, INC.              WOLFE AXELROD WEINBERGER ASSOC. LLC
(631) 842-9400 ext. 120                   (212) 370-4500; (212) 370-4505 fax
                                          steve@wolfeaxelrod.com

                      NAPCO SECURITY SYSTEMS TO PRESENT AT
                  RODMAN & RENSHAW TECHVEST SECURITY CONFERENCE

JUNE 2, 2004 AMITYVILLE, NY, NAPCO SECURITY SYSTEMS, INC. (NASDAQ:NSSC) one of the world's leading suppliers of high performance electronic security equipment for over 30 years, today announced that Mr. Richard Soloway, Chairman, President and CEO of NAPCO will be making a company presentation at the Rodman & Renshaw Techvest Security Conference to be held June 7, 2004, at the Mandarin Oriental Hotel in New York City. Mr. Soloway is scheduled to speak at 2:35pm EDT and is expected to discuss NAPCO's current business and review recent financial results.

"We are pleased to be participating in the Rodman & Renshaw Techvest Security Conference. NAPCO is a perfect fit for this conference, being one of the leading manufacturers of technologically advanced electronic security equipment and being the only publicly traded independent alarm, lock and access control manufacturer," said Mr. Soloway.

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NAPCO SECURITY SYSTEMS, INC. is one of the world's leading manufacturers of technologically advanced electronic security equipment including burglary and fire alarm systems, access control products and electronic locking devices. The Company's products, including those of Alarm Lock and Continental Instruments, feature some of the most popular and best-selling control panels, sensors, locking devices and access control systems. They are used in residential, commercial, institutional, industrial and governmental applications. NAPCO security products have earned a reputation for technical excellence, reliability and innovation, poising the Company for revenue growth in the rapidly expanding electronic security market, a market whose current size exceeds $25 billion.

For more information on NAPCO and its subsidiaries, please visit the Company's web site at: www.napcosecurity.com.


This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.